EXHIBIT 99

PROXY

MISSION BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints                         as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Mission Bank (the “Bank”) which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 9, 2002 at 5 p.m., at the Bell Tower Club, 1200 Truxtun Avenue, Bakersfield, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1. Election of ten (10) persons to be directors.

Bruce Beretta        Ron Boylan        Arnold Cattani        Salvador Chipres        Paramijt Dosanjh

Richard Fanucchi        Curtis Floyd        Daniel Rodriguez        Kurt Thomas        Mary Jane Wilson

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space below:)

2.	To approve the Plan of Reorganization and Merger Agreement dated March 18, 2002, between Mission Bank, Mission Bancorp and Mission Merger Company.

3.	Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTORS NAMED ABOVE AND “FOR” APPROVAL OF THE PLAN OF REORGANIZATION AND MERGER AGREEMENT. The proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

PLEASE SIGN AND DATE BELOW

(Please date this proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐    I DO        ☐    I DO NOT EXPECT TO ATTEND THE MEETING.

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Shareholder)

(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.